Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES LLC

525 South Tryon Street
Charlotte, North Carolina 28202

March 14, 2024

Duke Energy Ohio, Inc.

139 East Fourth Street

Cincinnati, Ohio 45202

Re:          Duke Energy Ohio, Inc. $425,000,000 aggregate principal amount of First Mortgage Bonds, 5.55% Series, Due March 15, 2054

Ladies and Gentlemen:

I am Associate General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Ohio, Inc., an Ohio corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $425,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 5.55% Series, Due March 15, 2054 (the “Securities”), to be issued pursuant to a First Mortgage, dated as of August 1, 1936, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended and supplemented from time to time, including the amendment and restatement thereof in its entirety by the Fortieth Supplemental Indenture, dated as of March 23, 2009 (said First Mortgage, as heretofore amended, restated and supplemented, the “First Mortgage”), and which will be further supplemented by the Forty-ninth Supplemental Indenture, dated as of March 14, 2024 (the “Supplemental Indenture” and, together with the First Mortgage, the “Indenture”). On March 11, 2024, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “1933 Act”).

My opinion set forth herein is limited to the laws of the State of Ohio. I do not express any opinion with respect to the laws of any other jurisdiction, or as to the effect thereof on the opinion herein stated.

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the registration statement on Form S-3 (File No. 333-267583-05) of the Company filed on September 23, 2022 with the Securities and Exchange Commission (the “Commission”) under the 1933 Act, allowing for delayed offerings pursuant to Rule 415 under the 1933 Act, the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the rules and regulations under the 1933 Act (the “1933 Act Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the 1933 Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated September 23, 2022, including the information incorporated or deemed to be incorporated by reference therein (the “Base Prospectus”), which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(c)	the preliminary prospectus supplement, dated March 11, 2024, including the information incorporated or deemed to be incorporated by reference therein (the “Preliminary Prospectus Supplement”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(d)	the prospectus supplement, dated March 11, 2024, including the information incorporated or deemed to be incorporated by reference therein (the “Prospectus Supplement”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (the Prospectus Supplement, together with the Base Prospectus, are collectively referred to herein as the “Prospectus”);

(e)	the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations and Section 5(e) of the Underwriting Agreement (the Base Prospectus, the Preliminary Prospectus Supplement and the Free Writing Prospectus are collectively referred to herein as the “Pricing Disclosure Package”);

(f)	an executed copy of the Underwriting Agreement;

(g)	an executed copy of the First Mortgage;

(h)	an executed copy of the Supplemental Indenture;

(i)	a specimen of the Securities;

(j)	the Amended Articles of Incorporation of the Company, effective September 19, 2006;

(k)	the Regulations of the Company, as amended on July 23, 2003;

(l)	the Action by Written Consent of the Board of Directors of the Company, effective September 16, 2019, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities (the “Board Consent”);

(m)	the Written Consent of the Assistant Treasurer of the Company, effective March 11, 2024, establishing the terms of the Securities pursuant to authority granted in the Board Consent;

(n)	the Order entered on July 12, 2023, by The Public Utilities Commission of Ohio, in Case No. 23-259-GE-AIS wherein, among other things, the Company secured the necessary authorizations and approvals of said Commission in respect of the issuance of the Securities;

(o)	a Certificate of Assistant Corporate Secretary of the Company, dated March 14, 2024, with respect to signatures and incumbency of officers of the Company, and other corporate matters; and

(p)	an Officers’ Certificate of the Company, dated March 14, 2024, pursuant to Section 6(i) of the Underwriting Agreement.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)            the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting mortgagees’ and other creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)           I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Richard G. Beach
Richard G. Beach